UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2005
JDA Software Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27876	86-0787377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14400 North 87th Street Scottsdale, Arizona (Address of principal executive offices)	85260-3649 (Zip Code)
(480) 308-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-14.1
EX-99.1
EX-99.2
EX-99.3

Item 1.01. Entry into a Material Definitive Agreement.
     On November 3, 2005, the Compensation Committee of the Board of Directors (the “Committee”) of JDA Software Group, Inc. (the “Company”) approved the award of restricted stock units (each, an “RSU Award”) to Christopher Koziol, the Company’s Chief Operating Officer, and to certain other key employees (each such key employee, a “Participant”) pursuant to the Company’s 2005 Performance Incentive Plan, which was approved by the Company’s stockholders on May 16, 2005 (the “Plan”).
     Mr. Koziol’s RSU Award represents the right of Mr. Koziol to receive, without payment of monetary consideration, on the vesting date, a number of shares of the Company’s common stock equal to the number of units vesting on such date. Subject to Mr. Koziol’s continued service with the Company through his vesting date, Mr. Koziol’s RSU Award shall vest over three years, at a rate of 1/3 of the RSU Award on June 21, 2006 and 1/36th of the RSU Award monthly thereafter. The vesting of Mr. Koziol’s RSU Award will be accelerated in full in the event of a change in control of the Company. Mr. Koziol’s restricted stock unit agreement applicable to such RSU Award is attached hereto as Exhibit 99.1 and incorporated herein by reference.
     The Participants’ RSU Awards represent the right of each Participant to receive, without payment of monetary consideration, on the vesting date, a number of shares of the Company’s common stock equal to the number of units vesting on such date. Subject to the Participant’s continued service with the Company through the applicable vesting date, each such RSU Award shall vest over three years, at a rate of 1/3 of the RSU Award on the first anniversary of such Participant’s start date or date of promotion, as determined by the Committee, and 1/36th of the RSU Award monthly thereafter. The vesting of each RSU Award will be accelerated in full in the event of a change in control of the Company in which the successor fails to assume the RSU Award or replace it with substantially equivalent rights. A form restricted stock unit agreement applicable to such RSU Awards is attached hereto as Exhibit 99.2 and incorporated herein by reference.
     The terms and conditions governing the RSU Awards are as set forth on the applicable restricted stock unit agreement attached. The RSU Awards are also subject to the provisions of the Plan. Generally, upon termination of employment, the RSU Awards that have vested convert into common stock of the Company, and the unvested RSU Awards are forfeited. The summaries described herein are qualified in their entirety by the applicable forms of agreements attached.
     On November 3, 2005, the Compensation Committee also approved a form of restricted stock agreement to evidence awards of restricted stock granted under the Plan. The form restricted stock agreement is attached hereto as Exhibit 99.3 and incorporate herein by reference.
Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     On October 28, 2005, the Board of Directors of the Company amended its Policy for Reporting Violations and Complaints to include the mechanics of the Company’s whistle-blower procedures. While certain amendments relate to elements of the “code of ethics” definition under the Securities and Exchange Commission regulations, the Company has not amended the substantive nature of those elements as they appear in the Company’s Policy for Reporting Violations and Complaints prior to the amendment. The foregoing description of the amendment to the Policy for Reporting Violations and Complaints does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Policy for Reporting Violations and Complaints, as so amended. A copy of the amended Policy for Reporting Violations and Complaints is being filed as an exhibit to this report and is incorporated by reference into this Item 5.05.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description
14.1	Policy for Reporting Violations and Complaints, as amended on October 28, 2005

99.1	Restricted Stock Unit Agreement for Christopher Koziol

99.2	Form of Restricted Stock Unit Agreement

99.3	Form of Restricted Stock Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDA Software Group, Inc.
Date: November 3, 2005	By:	/s/ Kristin L. Magnuson
Kristin L. Magnuson
Executive Vice President and Chief Financial Officer